Exhibit 99.1

BEACON TO PRESENT AT WILLIAM BLAIR CONFERENCE;

PROVIDES BUSINESS UPDATE

HERNDON, Va.—(BUSINESS WIRE)—June 8, 2020—Beacon (Nasdaq: BECN) (the “Company”) announced today that Julian Francis, President & Chief Executive Officer, and Frank Lonegro, Executive Vice President & Chief Financial Officer, will participate in the virtual William Blair 40th Annual Growth Stock Conference on June 9, 2020.

A link to the most recent Beacon investor presentation is available on the Investor Relations page of the Company's website.

In conjunction with its participation in the conference, the Company is providing the following business updates to offer continued visibility into the Company's performance during the COVID-19 pandemic:

•

May 2020 consolidated daily sales improved significantly compared to the approximately 20% year-over-year decline experienced in April, with May’s daily sales decreasing only low-single digits compared to the prior year.

•	The Company’s average daily sales in May 2020 improved sequentially each week, as economies are re-opening and we are beginning to experience a return to more normal seasonality for our business.
•

In May 2020, the Company produced low-single digit year-over-year daily sales improvement in geographies that have seen less restrictions throughout the pandemic. In the other 10 jurisdictions where our business was most heavily impacted by the virus, daily sales improved materially in May on a sequential basis as states began to loosen restrictions. In those 10 areas, on a year-over-year basis, May’s daily sales finished down approximately 11%, compared to the roughly 45% year-over-year decline experienced in April.

•

Operating in the COVID-19 environment, quarter-to-date performance has exceeded our expectations and is benefitting from a heightened focus on generating operating leverage as sales return. On the strength of our operating performance and strong working capital management, our cash position at the end of May improved meaningfully since the end of our Fiscal second quarter.

Julian Francis, Beacon’s President and Chief Executive Officer stated, “While health and safety during this unprecedented pandemic remains our top priority, the Beacon team has remained intensely focused upon operational performance and financial strength amidst the market uncertainty from COVID-19. I am particularly pleased with the improvement in daily sales we experienced in May versus April’s virus induced trough. Even in the metropolitan areas still limiting construction activity, we have seen significant improvement as economies begin to re-open. The speed and decisiveness of our cost and liquidity actions over the past three months gives me great confidence in our ability to emerge from COVID-19 a stronger company.”

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the impact of the COVID‑19 pandemic on the construction sector, in general, and the financial position and operating results of our Company, in particular, which cannot be predicted and could change rapidly, and those set forth in the "Risk Factors" section of the Company's latest Form 10-K and Form 10-Q. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-

looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly-traded distributor of residential and commercial building products in North America, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 110,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI‑BUILT, and has a proprietary digital account management suite, Beacon Pro+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com.

CONTACT:

Brent Rakers, Director, Investor Relations

Brent.Rakers@becn.com

901-232-2737